UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2024

MicroVision, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34170	91-1600822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18390 NE 68th Street, Redmond, Washington 98052

(Address of principal executive offices) (Zip Code)

(425) 936-6847

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 Par Value	MVIS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 14, 2024, MicroVision, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) for the purchase of senior secured convertible notes (the “Convertible Note”) with an institutional investor (the “Holder”). The principal amount for the initial note is expected to be $45 million (the “Initial Principal Amount”), with an option for the Company to issue additional principal amount of $30 million (the “Additional Principal Amount” and, together with the Initial Principal Amount, the “Principal Amount”) of convertible notes to the Holder, subject to certain limitations described below. The Convertible Note bears zero coupon and matures on October 1, 2026. The Convertible Note will rank senior to all outstanding and future indebtedness of the Company and its subsidiaries, and will be secured by a first priority perfected security interest in all bank and securities accounts, now owned and hereafter created or acquired, of the Company and its subsidiaries. The Purchase Agreement is expected to close and the Convertible Note is expected to be issued in October 2024, subject to customary closing conditions.

The issuance of the Additional Principal Amount is subject to certain limitations, including but not limited to, that the average daily dollar trading volume (as reported on Bloomberg) of the Company’s common stock, par value $0.001 (the “Common Stock”) during the twenty (20) trading days prior to the Subsequent Closing Date (as defined in the Purchase Agreement) must have been not less than $2,000,000, the Company shall have filed a Resale Registration Statement, which will have become effective, registering all of the shares underlying the Initial Purchased Notes (as defined in the Securities Purchase Agreement), and the Company obtaining stockholder approval contemplated by Nasdaq Listing Rule 5635(d) with respect to the issuance of shares of Common Stock upon conversion of the Convertible Note in excess of the limitations imposed by such rule.

The Holder will have the option to partially redeem (i) up to $1,925,000 (the “Initial Partial Redemption Payments”) on the first day of each month beginning January 1, 2025 and ending on April 1, 2025 and (ii) up to $3,850,000 on the first day of each month beginning on April 1, 2025 and ending October 1, 2026.

The Convertible Note will be optionally convertible by the Holder, subject to certain limitations as described below. If the Holder elects to convert the Convertible Note with respect to the Initial Principal Amount underlying the Initial Partial Redemption Payments, the conversion price will be an amount equal to (i) one thousand dollars ($1,000) divided by (ii) the “first conversion rate,” which is an amount equal to one hundred ten percent (110%) of a fraction whose numerator is one thousand dollars ($1,000) and whose denominator is the lesser of (A) $1.5960, which is equal to one hundred twenty percent (120%) of the last reported sale price on October 14, 2024 and (B) ninety percent (90%) of the Nasdaq Minimum Price (as defined in Nasdaq Rule 5635(d)) as of the effective date of the Resale Registration Statement (as defined in the Securities Purchase Agreement) to be filed in connection with the Initial Purchased Notes subject to customary anti-dilution adjustments.

If the issuance of Common Stock pursuant to the Convertible Note requires approval by the Company’s stockholders to satisfy Nasdaq Listing Rule 5635(d)(2), until the requisite stockholder approval is obtained, in no event will the number of shares of Common Stock issuable upon conversion or otherwise pursuant to the Convertible Note, including (for the avoidance of doubt) any portion constituting an Initial Partial Redemption Payment exceed 42,692,019 shares in the aggregate.

If the Holder elects to convert the Convertible Note with respect to the outstanding Principal Amount not constituting the Initial Principal Amount, the conversion price will be an amount equal to (i) one thousand dollars ($1,000) divided by (ii) the “second conversion rate,” which is an amount equal to a fraction whose numerator is $1,000 and whose denominator is $1.5960, which is equal to one hundred twenty percent (120%) of the last reported sale price on October 14, 2024, subject to customary anti-dilution adjustments.

The conversion of the Convertible Note is subject to certain conditions, including that the shares are freely tradeable, the Holder is not in possession of material non-public information, no fundamental change of the Company has been announced or is pending, the Holder remains within the Beneficial Ownership Limitation (as defined below), and no event of default has occurred and is continuing.

Subject to certain conditions, the Company can require the Holder to convert the Convertible Note (a “Forced Conversion”) at any time if, for the immediately preceding 20 consecutive trading days, the stock price has closed at or above (i) $2.3940, which is one hundred fifty percent (150%) of one hundred twenty percent (120%) of the last reported sale price on October 14, 2024, with respect to the Initial Principal amount, or (ii) one hundred eighty percent (180%) of the lower of (x) the last reported sale price on the Subsequent Closing Date (as defined in the Convertible Note) and (y) the average Daily VWAP (as defined in the Convertible Note) per share of Common Stock on The Nasdaq Stock Market during the ten (10) VWAP Trading Day (as defined in the Convertible Note) period ending on the Subsequent Closing Date, with respect to the Additional Principal Amount. The conversion rate for a Forced Conversion will be the same as the conversion price which would then be applicable for an optional conversion by the Holder.

The Convertible Note may not be converted into shares of Common Stock if such conversion would result in the Holder and its affiliates beneficially owning an aggregate of in excess of 4.99% of the then-outstanding shares of Common Stock, provided that upon 61 days’ notice, such ownership limitation may be adjusted by the Holder, but in any case, to no greater than 9.99% (the “Beneficial Ownership Limitation”).

The Convertible Note provides for certain events of default, such as the Company failing to make timely payments under the Convertible Note and failing to timely comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Purchase Agreement and Convertible Note also contain customary affirmative and negative covenants, including limitations on incurring additional indebtedness, the creation of additional liens on the Company’s assets, and entering into investments, as well as a minimum liquidity requirement (for any date prior to the later of May 1, 2025 and the date of the Authorized Share Increase (as defined in the Purchase Agreement), $30 million and thereafter, as of any date, the greater of (i) $30 million less the sum of (1) twenty five percent (25%) of the unrestricted net cash proceeds received by the Company from Equity Issuances (as defined in the Convertible Note) consummated since the Issue Date (as defined in the Convertible Note), which proceeds shall be available to be used for general corporate and working capital purposes and shall not be subject to any clawbacks or other repayment covenants or obligations or held in a blocked account or otherwise subject to any restrictions in use, plus (2) fifty percent (50%) of the aggregate Principal Amount converted into Common Stock) and a cash burn requirement (on the last calendar date of each calendar month beginning with the calendar month ended October 31, 2024 (each, a “Cash Burn Measurement Date”), the Company’s Available Cash (as defined in the Convertible Note) on the Cash Burn Measurement Date shall be greater than or equal to (i) the Company’s cash and cash equivalents on the Cash Burn Reference Date (as defined in the Convertible Note), less (ii) $20 million).

Pursuant to the Purchase Agreement, the Company has agreed to prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) within 30 days following the Initial Closing Date (as defined in the Purchase Agreement), a registration statement covering the resale of the shares of Common Stock issuable upon exercise of the Convertible Note, and to use commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as soon as practicable, and in any event within 30 days of filing the registration statement (or 60 days if reviewed and commented on by the SEC). Additionally, the Company has agreed to prepare and file a proxy statement with the SEC to seek stockholder approval at its next annual meeting of stockholders following the Initial Closing Date (but in any event prior to June 30, 2025) to amend the Company’s certificate of incorporation to increase its authorized Common Stock by an additional 75 million shares.

The description of the Purchase Agreement and Convertible Note above is not complete and is qualified in its entirety by the full text of the Purchase Agreement and the form of Convertible Note, filed herewith as Exhibits 10.1 and 10.2, respectively, which are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreement, the issuance of the Convertible Note, and the underlying shares of Common Stock is incorporated herein by reference. The Convertible Note and underlying shares of Common Stock have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D, and similar exemptions under applicable state laws. In connection with the transactions contemplated by the Purchase Agreement and pursuant to that certain Engagement Letter by and between WestPark Capital, Inc. (“WPC”) and EF Hutton LLC (“EFH”) and the Company, WPC and EFH, as co-placement agents, are entitled to receive a cash fee payable immediately upon the Initial Closing Date equal to 6.5% of the aggregate gross proceeds raised in the transactions contemplated by the Purchase Agreement.

Item 7.01. Regulation FD Disclosure.

On October 15, 2024, the Company issued a press release announcing the Purchase Agreement and Convertible Note described in Item 1.01. A copy of the press release is filed as Exhibits 99.1 and is incorporated herein by reference. The information in Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1*	Securities Purchase Agreement.
Exhibit 10.2	Form of Senior Secured Convertible Note.
Exhibit 99.1	Press Release, dated October 15, 2024.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of all omitted schedules to the SEC upon its request. Portions of this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the Exhibits to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MicroVision, Inc.

Date: October 15, 2024	By:	/s/ Drew G. Markham
Drew G. Markham
Senior Vice President, General Counsel and Secretary